AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 2001

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            -----------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            -----------------------

                         SIGNAL TECHNOLOGY CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                   04-2758268
      (State or Other Jurisdiction                   (I.R.S. Employer
    of Incorporation or Organization)               Identification No.)

                 222 ROSEWOOD DRIVE, NORTHWOODS BUSINESS PARK,
                         DANVERS, MASSACHUSETTS 01923
              (Address of Principal Executive Offices) (ZIP Code)

                            -----------------------

                          2001 Equity Incentive Plan
                Amended and Restated 1992 Equity Incentive Plan
               Amended and Restated Employee Stock Purchase Plan
                           (Full title of the Plans)

                            -----------------------

                               GEORGE E. LOMBARD
                             Chairman of the Board
                          and Chief Executive Officer
                         SIGNAL TECHNOLOGY CORPORATION
                 222 Rosewood Drive, Northwoods Business Park,
                         Danvers, Massachusetts 01923
                    (Name and Address of Agent for Service)

                                (978) 774-2281
          Telephone Number, Including Area Code, of Agent for Service

                            -----------------------

                                  Copies to:

                            ROGER D. FELDMAN, ESQ.
                               BINGHAM DANA LLP
                              150 Federal Street
                       Boston, Massachusetts 02110-1726
                                (617) 951-8000

                        CALCULATION OF REGISTRATION FEE

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                                                       PROPOSED
PROPOSED
                                       AMOUNT          MAXIMUM             MAXIMUM            AMOUNT OF
                TITLE OF                TO BE        OFFERING PRICE        AGGREGATE         REGISTRATION
      SECURITIES TO BE REGISTERED     REGISTERED      PER SHARE (1)     OFFERING PRICE (1)       FEE
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          Common Stock,
          $.01 par value              2,668,000         $10.22            $27,266,960          $6,816.74
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

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. It is not known how many shares will be purchased or at what price. The above calculation is based on the average of the high and low prices of the Registrant's Common Stock, $0.01 par value per share, reported by the Nasdaq National Stock Market on July 3, 2001.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Signal Technology Corporation (the "Registrant") with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         2. All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's 2000 fiscal year; and

         3. The descriptions of the Registrant's Common Stock which are contained in the registration statements filed with the SEC under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of filing of this Registration Statement and prior to the filing of a post-effective amendment that indicate that all securities registered hereby have been sold or that deregister all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Bingham Dana LLP, Boston, Massachusetts, will pass upon the validity of the common stock covered by this Registration Statement. Roger D. Feldman, a partner at Bingham Dana LLP, is the Registrant's Secretary. As of July 3,
2001, two attorneys at Bingham Dana LLP owned, in the aggregate, 7,100 shares of the Registrant's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Delaware General Corporation Law Section 102(b)(7) enables a corporation in its original certificate of incorporation or in an amendment thereto validly approved by stockholders, to eliminate or limit the personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. The Registrant's Certificate of Incorporation, as amended, includes the following language:

         A director of the Corporation shall not in any one year be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit, only to the extent of directors' fees (including committee fees and attendance fees) paid during such year by the Corporation to such director for serving as a director of the Corporation. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         In addition, all of the directors of the Registrant and certain of its key officers have entered into an indemnification agreement with the Registrant that provides for indemnification to the fullest extent permitted by law with respect to actions or proceedings conducted in which such directors or officers incur expenses by virtue of actions or omissions in connection with their service as directors or officers of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

Exhibit No.                             Description


5 Opinion of Bingham Dana LLP as to legality of securities being registered.

23.1     Consent of Bingham Dana LLP (included in Exhibit 5).

23.2     Consent of PricewaterhouseCoopers LLP.

24       Power of Attorney (included on signature page of this Registration
         Statement).


ITEM 9.  UNDERTAKINGS.

The      undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danvers, Commonwealth of Massachusetts, on this 9th day of July, 2001.


                                      SIGNAL TECHNOLOGY CORPORATION


                                      By: /s/ George E. Lombard
                                          -------------------------------
                                      Name:    George E. Lombard
                                      Title:   Chairman of the Board and
                                               Chief Executive Officer



                               POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints each of Roger D. Feldman and Robert Nelsen acting severally, as his true and lawful attorney-in-fact with the power and authority in his name and on his behalf to execute and file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 as such attorney-in-fact may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and/or requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the attorney-in-fact executing and/or filing the same deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

Signature                       Title                                              Date

/s/ George E. Lombard           Chairman of the Board and Chief Executive          July 9, 2001
----------------------------    Officer (Principal Executive Officer)
George E. Lombard

/s/ Robert Nelsen               Chief Financial Officer and Principal Accounting   July 9, 2001
----------------------------    Officer (Principal Financial and Accounting
Robert Nelsen                   Officer)

/s/ Larry L. Hansen             Director                                           July 9, 2001
----------------------------
Larry L. Hansen

/s/ Harvey C. Krentzman         Director                                           July 9, 2001
----------------------------
Harvey C. Krentzman

/s/ Thomas G. McInerney         Director                                           July 9, 2001
----------------------------
Thomas G. McInerney

/s/ Bernard P. O'Sullivan       Director                                           July 9, 2001
----------------------------
Bernard P. O'Sullivan



/s/ Joseph Schneider            Director                                           July 9, 2001
----------------------------
Joseph Schneider

/s/ Thomas F. Skelly            Director                                           July 9, 2001
----------------------------
Thomas F. Skelly



                                 EXHIBIT INDEX


Exhibit No.                       Description


5 Opinion of Bingham Dana LLP as to legality of securities being registered.

23.1     Consent of Bingham Dana LLP (included in Exhibit 5).

23.2     Consent of PricewaterhouseCoopers LLP.

24       Power of Attorney (included on signature page of this Registration
         Statement).

                                                                      Exhibit 5

                               BINGHAM DANA LLP
                              150 Federal Street
                               Boston, MA 02110

                                 July 9, 2001

Signal Technology Corporation
222 Rosewood Drive
Northwoods Business Park
Danvers, Massachusetts 01923

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for Signal Technology Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8, expected to be filed with the Securities and Exchange Commission on July 9, 2001 (the "Registration Statement").

     The Registration Statement covers the registration of 2,668,000 shares of the common stock, $0.01 par value per share, of the Company (the "Shares"), which are to be issued by the Company pursuant to the Company's 2001 Equity Incentive Plan, Amended and Restated 1992 Equity Incentive Plan and Amended and Restated Employee Stock Purchase Plan (collectively, the "Plans").

     We have reviewed the corporate proceedings of the Company with respect to the authorization of the Plans and the issuance of the Shares thereunder. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such agreements, instruments, corporate records, certificates, and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

     We further assume, without investigation, that all Shares issued pursuant to the Plans will be issued in accordance with the terms of the Plans and that the purchase price of each of the Shares will be at least equal to the par value of such Shares. Without prejudice to the generality of the foregoing, we assume that in connection with each award of shares of restricted stock under the Plans, the Company will require the recipient of the award upon issuance of such shares to pay a cash purchase price at least equal to the par value of such shares.

     Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for purposes of this opinion. This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered upon the exercise of options or grant of restricted stock awards pursuant to the Plans and against the payment of any purchase price therefor, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ BINGHAM DANA LLP

                                           BINGHAM DANA LLP

                                                                   Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2001, except as to Note 9 which is as of February 27, 2001 and Note 10 which is as of March 7, 2001 relating to the financial statements and financial statement schedule of Signal Technology Corporation, which appears in Signal Technology Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 9, 2001